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                 [VEDDER, PRICE, KAUFMAN & KAMMHOLZ LETTERHEAD]



                                                      November 25, 2002



EquiTrust Series Fund, Inc.
5400 University Avenue
West Des Moines, Iowa  50266-5997

Ladies and Gentlemen:

         Reference is made to Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A under the Securities Act of 1933 being filed by EquiTrust Series Fund, Inc., a Maryland Corporation (the "Fund"), in connection with the public offering from time to time of any or all of those five billion authorized shares of common stock, par value $.001 per share ("Shares"), that have been classified and designated as the Value Growth Portfolio, the Money Market Portfolio, the High Grade Bond Portfolio, the Strategic Yield Portfolio (formerly High Yield Bond Portfolio), the Blue Chip Portfolio, and the Managed Portfolio (each, a "Portfolio" and collectively, the "Portfolios"). The Shares have been further classified and designated as Traditional Shares and Institutional Shares (each, a "Class" and collectively, the "Classes"), as follows: 625,000,000 have been further classified and designated as Value Growth Portfolio Traditional Shares and 625,000,000 as Value Growth Portfolio Institutional Shares; 312,500,000 as Money Market Portfolio Traditional Shares and 312,500,000 as Money Market Portfolio Institutional Shares; 625,000,000 as High Grade Bond Portfolio Traditional Shares and 625,000,000 as High Grade Bond Portfolio Institutional Shares; 312,500,000 as Strategic Yield Portfolio Traditional Shares and 312,500,000 as High Yield Bond Portfolio Institutional Shares; 312,500,000 as Blue Chip Portfolio Traditional Shares and 312,500,000 as Blue Chip Portfolio Institutional Shares; and 312,500,000 as Managed Portfolio Traditional Shares and 312,500,000 as Managed Portfolio Institutional Shares.

         We are counsel to the Fund, and in such capacity are familiar with the Fund's organization and have counseled the Fund regarding various legal matters. We have examined such Fund records and other documents and certificates as we have considered necessary or appropriate for the purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

         Based upon the foregoing, and assuming that the Fund's Articles of Incorporation filed August 14, 1970, as amended by the Articles of Amendment filed August 1, 1977, the Articles of Amendment filed July 24, 1978, the Articles of Amendment filed November 25, 1987, the Articles Supplementary filed December 1, 1987, the Articles of Amendment filed November 25,


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VEDDERPRICE

EquiTrust Series Fund, Inc.
November 25, 2002
Page 2


1991, the Articles Supplementary filed November 25, 1991, the Articles Supplementary filed November 22, 1996, the Articles Supplementary filed December 1, 1997, the Articles of Amendment filed December 1, 1997, the Articles of Amendment filed May 1, 1998, and the Articles Supplementary filed May 16, 2002, (collectively, the "Articles") were duly authorized by the Board of Directors of the Fund; that the Fund's Bylaws, as amended June 1973, September 1974, January 1977, April 1978, April 1979, April 1980, November 1980, August 12, 1987,
November 11, 1987, and August 15, 1996 (the "Bylaws") were duly authorized by the Board of Directors of the Fund; that the Articles of Transfer filed on April 28, 1977 between Farm Bureau Mutual Fund, Inc. and Challenger Investment Fund, Inc. were duly authorized by the Board of Directors of each party thereto (the "Articles of Transfer"); that the Articles, Bylaws, and Articles of Transfer are presently in full force and effect and have not been amended in any respect except as provided above; and that the resolutions adopted by the Board of Directors of the Fund on August 26, 1970, August 12, 1987, August 15, 1991, August 14, 1997, January 11, 1998 and November 21, 2000, relating to organizational matters, securities matters, and the issuance of shares are presently in full force and effect and have not been amended in any respect, we advise you and opine that (a) the Fund is a corporation validly existing under the laws of the State of Maryland and is authorized to issue Shares in the Portfolios and Classes; and (b) presently and upon such further issuance of the Shares in accordance with the Fund's Articles and the receipt by the Fund of a purchase price not less than the net asset value per Share, and when the pertinent provisions of the Securities Act of 1933 and such "blue-sky" and securities laws as may be applied have been complied with, assuming that the Fund continues to validly exist as provided in (a) above and assuming that the number of Shares issued by the Fund does not exceed the number of Shares authorized for each Portfolio and each Class, the Shares are and will be legally issued and outstanding, fully paid and nonassessable.

         This opinion is solely for the benefit of the Fund, the Fund's Board of Directors and the Fund's officers and may not be relied upon by any other person without our prior written consent. We hereby consent to the use of this opinion in connection with said Post-Effective Amendment.

                                        Very truly yours,

                                        /s/ Vedder, Price, Kaufman & Kammholz

                                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ

JAA/sfs
cc:   Cathy G. O'Kelly